UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported):
December 15, 2010
LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2140 Lake Park Blvd.
Richardson, Texas 75080
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code:
(972) 497-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
          Investment Community Meeting
          As previously announced, on December 15, 2010, Lennox International Inc. (the “Company”) will host an investment community meeting in New York City beginning at 10:00 a.m. Eastern time. The presentation will be webcast and the presentation materials will be accessible on the company’s website at www.lennoxinternational.com. They are also attached here as Exhibit 99.1 and are incorporated herein solely for purposes of this Item 7.01 disclosure.
          Financial Guidance
          On December 15, 2010, the Company issued a press release announcing its financial guidance for 2011. A copy of the press release is attached here as Exhibit 99.2 and is incorporated herein solely for purposes of this Item 7.01 disclosure. The company expects:
•	Organic revenue growth of 5-8%, including 1 point of positive impact from foreign exchange; an additional 6 points of growth from the acquisition of Kysor/Warren

•	Adjusted Earnings Per Share from Continuing Operations of $2.80-$3.10

•	GAAP Earnings Per Share from Continuing Operations of $2.75-$3.05

•	Capital expenditures of approximately $65 million

•	Tax rate of approximately 35%
The company also reiterated its financial guidance for 2010:
•	Revenue growth of 7-9%, including 1 point of positive impact from foreign exchange

•	Adjusted Earnings Per Share from Continuing Operations of $2.35 — $2.45, up 33-38% from 2009

•	GAAP Earnings Per Share from Continuing Operations of $2.07 — $2.17, up 90-99% from 2009

•	Capital expenditures of approximately $60 million

•	Tax rate of approximately 35%
          Agreement to Acquire Kysor/Warren Business
          On December 15, 2010, the Company also issued a press release announcing that it has signed a definitive agreement with The Manitowoc Company to acquire substantially all the assets of its Kysor/Warren business. Kysor/Warren is a leading manufacturer of refrigerated systems and display cases for supermarkets throughout North America.
          Under the terms of the agreement, the total consideration for the acquisition is $138 million, subject to a post-closing purchase price working capital adjustment. The deal is expected to close in the first quarter of 2011, subject to customary closing conditions and regulatory approval. The Company expects the acquisition to be accretive to GAAP earnings by 3 cents in 2011 and by 12 cents in 2012.

          A complete copy of the related press release is attached hereto as Exhibit 99.3 and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

99.1	Slide Presentation related to the presentation given by Lennox International Inc. at its Investment Community Meeting on December 15, 2010 in New York.*

99.2	Press release dated December 15, 2010 (Financial Guidance).*

99.3	Press release dated December 15, 2010 (Kysor/Warren).*

*	In connection with the disclosure set forth in Item 7.01, the information in this Current Report, including the exhibits attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: December 15, 2010	By:	/s/ Robert L. Villaseñor
		Name:	Robert L. Villaseñor
		Title:	Director, Securities Law and Assistant Secretary

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